SMITH BARNEY INSTITUTIONAL CASH MANAGEMENT FUND INC.

Cash Portfolio
Government Portfolio
Municipal Portfolio

Sub-Item 77Q

Registrant incorporates by reference Registrant's
Supplement to the Prospectuses and to the Statements of Additional Information dated October 1,2005 filed on September 30, 2005.
(Accession No. 0001193125-05-194748)